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                                                                     Exhibit 4.5

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 30, 1993, by and among LADISH CO., INC., a Wisconsin corporation (the "Company"), and ANCHOR INDUSTRIES INTERNATIONAL, INC., a Florida corporation ("AII").

          WHEREAS, AII and the Company have entered into a Management Agreement, dated as of the date hereof (the "Management Agreement");

          WHEREAS, pursuant to the Management Agreement, AII has been granted an option (the "Option") exercisable for shares of the common stock, par value $1 per share (the "Common Stock") of the reorganized Company, on the terms and subject to the conditions set forth in the Management Agreement; and

          WHEREAS, pursuant to the Management Agreement, the Company has agreed, on the terms and subject to the conditions set forth herein, to grant AII certain registration rights in respect of the Common Stock upon exercise of the Option.

          NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto intending to be legally bound, do hereby agree as follows:

          1.   Certain Definitions.

          As used in this Agreement the following terms shall have the meanings set forth below:

          (a) "Holder" means AII and any permitted transferee to whom AII transfers shares of Common Stock purchased upon exercise of the Option or any portion thereof.

          (b) "Registrable Securities" means the Common Stock (as presently constituted) received as a result of the exercise of the Option, any stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged, and any other securities issued to the Holder of such Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transactions or events, provided, that any such securities shall cease to be Registrable Securities with respect to a proposed offer or sale thereof (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) to the extent that such securities, in the opinion of counsel to the Holder thereof, are permitted to be distributed pursuant to Rule 144 or (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer, and it may be resold without subsequent registration under the Securities Act.
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          (c)  "Registration Expenses" means all expenses incident to the
Company's performance of or compliance with its registration obligations set forth in this Agreement including the following: (i) the fees, disbursements and expenses of the Company's counsel(s) (United States and foreign) and accountants in connection with the registration of the Registrable Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s), and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the Registrable Securities to be disposed of; (iv) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or the Holder of Registrable Securities in connection with such qualification and in connection with any blue sky and legal investments surveys;
(v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of; (vi) transfer agents' depositaries' and registrars' fees and the fees of any other agent appointed in connection with such offering; (vii) all security engraving and security printing expenses; and (viii) all fees and expenses payable in connection with the listing of the Registrable Securities on each securities exchange or inter-dealer quotation system on which a class of common equity securities of the Company is then listed.

          (d) "Rule 144" means Rule 144 promulgated under the Securities Act, or any successor rule to similar effect.

          (e)  "SEC" means the Securities and Exchange Commission.

          (f) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

          2.   Incidental Registration.

          If the Company at any time proposed to register any of its Common Stock or any other of its equity securities (collectively, "Other Securities") under the Securities Act (other than pursuant to a registration on Form S-4 or S-8 or a transaction described in Rule 145 of the Securities Act), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to the Holder of Registrable Securities of its intention to do so at least 30 days prior to the anticipated filing date of the registration statement relating to such registration. Subject to the restrictions set froth below, such notice shall offer the Holder the opportunity to include in such registration statement such number of Registrable Securities as the Holder may request. Upon the written request of the Holder made within 10 days after the receipt of the Company's notice (which request shall specify the number of Registrable

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Securities intended to be disposed of), the Company will use all commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so requested to be registered, by inclusion of such Registrable Securities in the registration statement which covers the Other Securities which the Company proposed to register, provided that:

          (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to the Holder and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 5 hereof);

          (b) (i) if the registration referred to in the first sentence of this Section 2 is to be an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such registration without adversely affecting the marketability of such offering, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account ("Company Securities"), and (2) second, on a pro rata basis with all other securities requested to be included in such registration and which securities have been issued under the Company's 1993 Stock Option Plan, up to the full number of Registrable Securities held by the Holder and requested to be included in such registration in excess of the number or dollar amount of securities the Company proposes to sell which, in the opinion of such underwriter(s), can be sold; and (ii) if the registration referred to in the first sentence of this Section 2 is to be an underwritten secondary registration on behalf of a holder of the Company's securities, and the managing underwriter(s) for such offering advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such registration without adversely affecting the marketability of such offering, the Company shall include in such registration, on a pro rata basis with all other securities requested to be included in such registration and which securities have been issued under the Company's 1993 Stock Option Plan, the amount of such Registrable Securities held by the Holder and requested to be included in such registration that exceeds the number or dollar amount of securities the initial requesting holder proposed to sell which, in the good faith opinion of such underwriter(s) can be sold.

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          3.  Holdback Agreements.

          (a) Restrictions on Public Sale by Holders of Registrable Securities. The Holder whose securities are included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the ten days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter(s) in the case of an underwritten public offering.

          (b) Registrations on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)) during the ten days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement (x) where the Holder of Registrable Securities to be included in such registration statement consents or (y) where the Holder is participating in such registration statement pursuant to Section 2 hereof and such registration statement was filed by the Company) with respect to the sale of securities by the Company or the commencement of a public distribution of Registrable Securities pursuant to such registration statement, unless the underwriters managing the registered public offering otherwise agree.

          4.   Registration Procedures.

          Whenever the Holder has requested that any Registrable Securities be registered pursuant to Section 2 hereof, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and cause such filed registration statement to become effective; provided, (i) that at least five days before filing a registration statement or prospectus or as promptly as practicable prior to filing any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holder of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that after the filing of the registration statement, the Company will promptly notify the Holder of Registrable Securities covered by such registration statement of comments received from, or any stop order issued or threatened by, the SEC and take all reasonable actions required to respond

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to such comments or, as the case may be, prevent the entry of such stop order or to remove it if it has been entered;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the period referred to in subsection 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition;

          (c) furnish to the Holder, prior to filing the registration statement, if requested, copies of such registration statement as proposed to be filed, and thereafter furnish to the Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder, and without charge to the Holder;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holder reasonably requests and do any and all other acts and things which may be reasonably necessary to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder thereof to consummate the disposition of such Registrable Securities; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

          (f) notify the Holder of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be

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stated therein or necessary to make the statements therein not misleading and promptly make available to the Holder any such supplement or amendment;

          (g) enter into and perform customary agreements (including an underwriting agreement, in customary form with the managing underwriter(s), if any) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (h) make available for inspection by the Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other professional retained by the Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is order pursuant to a subpoena or other order from a court of competent jurisdiction. The Holder of Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. The Holder of Registrable Securities further agrees that it will, upon leasing that disclosure of such Record is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (i) if such sale is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Holder of Registrable Securities or the managing underwriter reasonably request;

          (j) furnish, at the Company's expense, unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested and instruct the transfer agent to release any stop transfer orders with respect to the Registrable Securities being sold;

          (k) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

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          (l)  use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

          The Holder of Registrable Securities shall promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 4(f) hereof, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Holder's receipt of copies of the supplemented or amended prospectus contemplated by subsection 4(f) hereof and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession,of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in subsection 4(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to subsection 4(f) hereof to the date when the Company shall make available to the Holder of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of subsection 4(f) hereof.

          5.   Expenses.

          The Company will pay all Registration Expenses in connection with each registration of the Holder's Registrable Securities pursuant to this Agreement, except that with respect to any such registration the Company shall not be obligated to pay underwriting discounts or commissions or transfer taxes, if any, relating to the sale or disposition of the Holders' Registrable Securities; provided, that, in no event shall the Company be obligated to pay the fees and expenses of more than one counsel for the Holder and any officer of the Company selling equity securities of the Company (which were granted or purchased pursuant to the Company's 1993 Stock Option Plan) in such registration.

          6.   Inconsistent Agreements.

          The Company agrees that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain (i) a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in Section 3(b), including any sale pursuant to Rule 144 under the Securities Act (except as part of a registration described in such Section 3(b), if permitted); and (ii) no terms or provisions inconsistent with any term or provision of this Agreement.


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          7.   Indemnification and Contribution.

          (a) In the case of each offering of Registrable Securities made pursuant to this Agreement, the Company agrees to indemnify and hold harmless the Holder of Registrable Securities, its officers and directors, each underwriter of Registrable Securities so offered and each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other fees and expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or shall arise out of or be based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the Registrable Securities are offered and relating to action or inaction required of the Company in connection with such offering; provided, however, that the Company shall not be liable to the Holder of Registrable Securities in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission,if such statement or omission shall have been made in reliance upon and in conformity with information relating to the Holder furnished to the Company in writing by or on behalf of the Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder of Registrable Securities and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Holder of Registrable Securities, its officers and directors, underwriters of the Registrable Securities or any controlling person of the foregoing.

          (b) In the case of each offering made pursuant to this Agreement the Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (and if requested by the underwriters, each underwriter who participates in the offering and each person, if any, who controls any such underwriter within the meaning of the Securities
Act), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened,


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and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to the Holder furnished in writing to the Company by or on behalf of the Holder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document. The foregoing indemnity is in addition to any liability which the Holder may otherwise have to the Company, or any of its directors, officers or controlling persons; provided, however, that this indemnity does not apply to any loss,liability, claim, damage or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus. In no event shall the liability of the Holder hereunder be greater in amount than the dollar amount of the net proceeds received by it upon the sale of the Registrable Securities pursuant to such offering.

          (c) Procedure for Indemnification. Each party indemnified under paragraph (a) or (b) of this Section 7 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 7, unless the indemnifying party was prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Holder of Registrable Securities, its officers and directors, if any, and each person, if any, who controls the Holder within the meaning of the Securities Act, shall have the right to employ separate counsel to represent them if, in the reasonable judgment of the Holder or such other person, it is advisable for them to be

                                      -9-
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represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. If any Holder of Registrable Securities, its officers and directors, and its controlling person employ such separate counsel they will not enter into any settlement agreement which is not approved by the Company, such approval not to be unreasonably withheld. If the indemnifying party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the indemnifying party shall be responsible hereunder, shall be applied to or against the indemnified party. If the indemnifying party does not assume the defense thereof, it shall be bound by any settlement to which the indemnified party agrees, irrespective of whether the indemnifying party consents thereto. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

          If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in the Company. In no event, however, shall the Holder of Registrable Securities be required to contribute in excess of the amount of the net proceeds received by the Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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

          8.   Rule 144.

          The Company covenants that it will use all commercial reasonably efforts to file any reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934 and the Rules and Regulations thereunder, all to the extent required, form time to time, to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Holder of Registrable Securities, the Company will deliver to the Holder a written statement as to whether it has filed such information.

          9.   Miscellaneous.

          (a) Injunctions. Irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or was otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

          (b) Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

          (c) Further Assurances. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

          (d) Waivers, Etc. No failure or delay on the part of either party hereto in exercising any power or right hereunder shall operate as a wavier thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or wavier of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (e) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The sections headings contained in this

Agreement are solely for the purpose of reference, and shall not in any way affect the meaning or interpretation of this Agreement.

          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

          (g) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by facsimile or sent by registered mail, postage prepaid as follows:

          If to the Company, to:

               Ladish Co., Inc.
               5481 South Packard Avenue
               Cudahy, Wisconsin  53110
               Attention:  Secretary
               Telecopy:   (414) 747-2963

          With a copy to:

               Mayer, Brown & Platt
               787 Seventh Avenue
               New York, New York  10019-6018
               Attention:  Mark Wojciechowski
               Telecopy:   (212) 750-2970

          If to AII, to:

               Anchor Industries, International, Inc.
               1511 North Westshore Blvd.
               Tampa, Florida  33607
               Attention:  Vincent J. Naimoli
               Telecopy:   (813) 287-2521

          With a copy to:

               Skadden, Arps, Slate,
                Meagher & Flom
               919 Third Avenue
               New York, New York  10022
               Attention: Thomas Kennedy
               Telecopy:  (212) 735-2001
or such other address as any party may, from time to time, designate in a written notice in a like manner. Notice given by facsimile shall be deemed delivered on the business day after it is received by the recipient. Notice given by mail as set out above shall be deemed delivered five calendar days after the date the same is mailed.

          (h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the principles of conflicts of laws.

          (i) Assignment. AII may not assign this Agreement or its rights hereunder without the prior written consent of the Company, except that it may be freely assigned without such consent (but with prior written notice) to Vincent J. Naimoli or to a corporation or other entity which is owned or controlled, directly or indirectly, by Vincent J. Naimoli. This Agreement may not be assigned by the Company without the prior written consent of AII other than to the Company's successor in the case of a merger or consolidation involving the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this paragraph 9(i) shall be deemed to supersede the Management Agreement as it relates to transfers or assignments of the Option or the Registrable Securities.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officer as of the date first above written.

                                        LADISH CO., INC.



                                        By: /s/  Vincent Naimoli
                                            --------------------------------
                                            Name:
                                                  --------------------------
                                            Title:  Chairman
                                                   -------------------------



                                        ANCHOR INDUSTRIES
                                         INTERNATIONAL, INC.



                                        By: /s/  Vincent Naimoli
                                            ----------------------------------
                                            Name:
                                                  ----------------------------
                                            Title: Chairman, President and CEO
                                                   ---------------------------